SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                  FORM 8-K / A

                           AMENDMENT TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 7, 2000
                                                       -------------------------

                                 FOOTSTAR, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       1-11681                  22-3439443
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
  of Incorporation)                   File Number)           Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey                         07430
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code        (201) 934-2000
                                                          ----------------------

                                EXPLANATORY NOTE

      The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K filed on March 22, 2000.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

      (a) Financial Statements of Business Acquired.

            Filed as a part of this report are the following required financial statements for the Acquired Just For Feet Business: (i) Independent Auditors' report, (ii) Historical Summary of Revenues and Direct Operating Expenses for the fiscal year ended January 29, 2000, (iii) Historical Summary of Assets Acquired and Liabilities Assumed as of January 29, 2000 and (iv) Notes to Historical Summaries.

      (b) Pro Forma Financial Information.

            Filed as a part of this report is the pro forma financial information relative to the acquisition of the Acquired Just For Feet Business.

      (c) Exhibits

            23.1 Consent of KPMG LLP

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FOOTSTAR, INC.



Dated:   May 22, 2000                   By:  /s/ CARLOS E. ALBERINI
                                             ----------------------------------
                                        Name:    Carlos E. Alberini
                                        Title:   Senior Vice President and Chief
                                                 Financial Officer

                               INDEX TO STATEMENTS

The Acquired Just For Feet Business Financial Statements:

         Independent Auditors' Report                                          4

         Historical Summary of Revenues and Direct Operating
         Expenses for the fiscal year ended January 29, 2000                   5

         Historical Summary of Assets Acquired and Liabilities
         Assumed as of January 29, 2000                                        6

         Notes to Historical Summaries                                         7

Footstar, Inc. Consolidated Pro Forma Financial Information:

         Overview of Acquisition                                              17

         Financial Statement Information                                      17

         Pro Forma Revenues                                                   18

                          Independent Auditors' Report

The Management of the
Acquired Just For Feet Business:

We have audited the accompanying historical summary of assets acquired and liabilities assumed by Footstar, Inc. on March 7, 2000 from Just For Feet, Inc. as of January 29, 2000, and the related historical summary of revenues and direct operating expenses for the year then ended ("Historical Summaries"). These Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on these Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summaries presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Footstar, Inc., as described in note 1. The presentation is not intended to be a complete presentation of the Acquired Just For Feet Business financial position, results of operations, or cash flows.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the assets acquired and liabilities assumed by Footstar, Inc. as of January 29, 2000, and its revenues and direct operating expenses for the year then ended, as described in note 1, in conformity with generally accepted accounting principles.


May 17, 2000
Short Hills, New Jersey                                /s/ KPMG LLP

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

          Historical Summary of Revenues and Direct Operating Expenses

                       Fiscal Year ended January 29, 2000

                             (Dollars in Thousands)

Net sales                                                             $ 469,276
Cost of sales                                                           346,809
                                                                      ---------
        Gross profit                                                    122,467
                                                                      ---------
Direct operating expenses:
    Store operating                                                     124,979
    Store rent                                                           29,528
    Store opening                                                         2,231
    Depreciation                                                          9,330
                                                                      ---------
        Total direct operating expenses                                 166,068
                                                                      ---------
        Direct operating expenses in excess of revenues before
          cumulative effect of change in accounting principle           (43,601)

Cumulative effect of change in accounting principle                        (121)
                                                                      ---------
        Direct operating expenses in excess of revenues               $ (43,722)
                                                                      ==========

See accompanying notes to Historical Summaries.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                      Historical Summary of Assets Acquired
                             and Liabilities Assumed

                                January 29, 2000

                             (Dollars in Thousands)

Assets acquired:
    Current assets:
       Cash at stores                                                 $    159
       Merchandise inventories                                          90,299
       Other current assets                                              1,086
                                                                      --------
                   Total current assets                                 91,544

    Property and equipment, net                                         71,792
                                                                      --------
                   Total assets acquired                               163,336
                                                                      --------
Liabilities assumed:
    Current liabilities - accrued expenses                               1,245
    Deferred lease rentals                                              10,411
    Other long-term liabilities                                          1,693
                                                                      --------
                   Total liabilities assumed                            13,349

Commitments and contingencies (notes 3, 4, 5, 6, 7 and 8)
                                                                      --------
                   Net assets acquired                                $149,987
                                                                      ========

See accompanying notes to Historical Summaries.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

(1)    Basis of Presentation

       General

       On March 7, 2000, Footstar, Inc. ("Footstar") acquired certain assets of Just For Feet, Inc. ("JFF") including the Just For Feet trade name, 76 Just For Feet superstore leases, 3 superstores, 23 specialty retail store leases, store related furniture, fixtures, equipment and leasehold improvements, the Internet business, corporate computer systems and equipment and the corporate headquarters building and land located in Birmingham, Alabama (collectively, "the Acquired Just For Feet Business" or Company), pursuant to an Asset Purchase Agreement dated February 16, 2000 (the "Agreement"). Footstar also assumed certain liabilities associated with the business principally relating to customer promotional programs and store lease obligations. The assets used in such business principally include inventories and store property and equipment. The acquisition cost was approximately $64 million in cash, inclusive of $8.9 million of inventory acquired as discussed in note 8. Additional adjustments to the purchase price may result from closing adjustments and physical inventory counts.

       The accompanying historical summaries present the acquired assets and liabilities assumed as of January 29, 2000, and the revenues and direct operating expenses for the fiscal year ended January 29, 2000 for the Acquired Just For Feet Business ("Historical Summaries") pursuant to the Agreement. This presentation is not intended to be a complete presentation of the Acquired Just For Feet Business financial position, results of operations or cash flows.

       Historically, the Acquired Just For Feet Business had no separate legal status as it was operated as an integral part of JFF's overall operations which at its peak in fiscal 1999 included a total of approximately 360 stores. Under JFF's centralized cash management system, cash requirements of the business were generally provided directly by JFF, and cash generated by the Company was generally remitted directly to JFF. Transaction systems (e.g., payroll, employee benefits, accounts payable, debt) used to record and account for cash disbursements were provided by centralized JFF corporate systems. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a store specific basis. As a result, separate financial statements of the Company were not prepared. The accompanying Historical Summaries have been prepared from the historical accounting records of JFF and present assets acquired and liabilities assumed as of January 29, 2000, and the revenues and direct operating expenses of the stores acquired for the fiscal year ended January 29, 2000.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

       The acquired stores were an integral component of JFF's overall business and all corporate related income and expenses including corporate overhead, such as common costs, corporate building costs, data processing, administrative, accounting, interest expense and income, and income taxes incurred by JFF have not been allocated to the respective stores comprising the business in the accompanying historical summary of revenues and direct operating expenses. Such corporate related income and expenses have been excluded from the historical summary of revenues and direct operating expenses as these items are not incurred or negotiated on a specific store basis and a basis for allocation was not determinable. These Historical Summaries are not necessarily indicative of the costs and expenses that would have been incurred had the business been operated as a stand-alone entity or the future operating results of the business acquired.

(2)    Summary of Significant Accounting Policies

       Description of Business

       The Acquired Just For Feet Business is a national retailer of name brand athletic and outdoor footwear and apparel for men, women and children organized and managed in both an off-mall superstore and in-mall smaller specialty store concept. The Acquired Just For Feet Business includes the operations of 79 superstores and 23 specialty stores.

       Fiscal Year

       The Company operated under the standard fiscal year of the retail industry which is a 52/53 week period ending on the Saturday closest to January 31. As a result, the most recent fiscal year ended on January 29, 2000 (fiscal 1999).

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

       Merchandise Inventories

       Merchandise inventories consist of athletic and outdoor footwear and apparel and are valued at the lower of cost or market using the weighted average cost method. Store specific costs associated with certain purchasing and merchandise handling activities in the amount of $7.0 million at January 29, 2000 are included in inventories. As a result of the Company's inability to reasonably allocate corporate related costs on a store specific basis and its determination that such costs were unrecoverable due to the Chapter 7 bankruptcy and liquidation sale subsequent to January 29, 2000, corporate related costs have not been reflected within merchandise inventories as of January 29, 2000.

       Property and Equipment

       Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the lesser of the estimated useful lives of the related assets or the relevant lease term. Estimated useful lives range from three to five years for corporate computer systems and equipment, two to ten years for furniture, fixtures and equipment, three to five years for store vendor booths, up to 20 years for leasehold improvements, and up to 39 years for corporate building and warehouse and store facilities. Maintenance and repairs are expensed as incurred. Renewals and betterments, which extend the useful lives of assets, are capitalized.

       Revenue Recognition

       Revenues from retail sales are recognized at the time of sale. The Company maintains an incentive program for frequent buyers of footwear. Estimated future costs associated with providing incentives under this program are included in accrued expenses.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

       Advertising

       The Company expenses the cost of advertising as incurred within store operating expenses. JFF previously allocated vendor co-op and advertising agency credits to reduce JFF's total store operating expenses and cost of sales. These credits are not reflected as a reduction of cost of sales and store operating expenses in the accompanying historical summary of revenues and direct operating expenses since (a) vendor co-op and advertising agency credits are accounted for at the corporate level and not earned or negotiated on a store specific basis, (b) a basis for allocation was not determinable, and (c) JFF determined that a significant portion of such credits be reserved for due to the Chapter 7 bankruptcy and liquidation sale subsequent to January 29, 2000. Advertising expense included in store operating expense for fiscal 1999 is $46.4 million.

       Change in Accounting Principle - Store Opening Costs

       Store opening costs represent costs principally for pre-opening employee salaries and travel which are incremental and directly attributable to the opening of a new store. Effective January 31, 1999, JFF adopted Statement of Position No. 98-5, "Reporting on the Cost of Start-Up Activities" (the SOP), which requires that costs of start-up activities and organization costs be expensed as incurred. JFF previously expensed start-up costs for new stores in the month that the new store opened. The cumulative effect of this change in accounting principle resulted in a net charge to direct operating expenses in excess of revenues of approximately $121,000.

       Deferred Lease Rentals

       Rent expense for operating leases that contain scheduled rent increases is recognized for financial reporting purposes on the straight-line method. Consequently, amounts that have been expensed for financial reporting purposes, but not yet paid, are reflected as deferred lease rentals in the accompanying historical summary of assets acquired and liabilities assumed.

       Segment Information

       Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information," defines segments as components of an enterprise about which separate financial information is available that is evaluated by the chief operating decision maker in deciding how to allocate operating resources in assessing performance. Under SFAS No. 131, the superstore and specialty store concepts represent two operating segments that have been aggregated for financial reporting purposes.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

       Impairment of Assets

       The Company continually evaluates its investment in long-lived assets used in operations for impairment based on judgments as to the undiscounted cash flows of individual stores in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Assets to Be Disposed Of." Based on these reviews, which assumed the Company's assets would continue to be used in its operations and not be liquidated under Chapter 7 bankruptcy, there were no adjustments to the carrying value of long-lived assets at January 29, 2000. Write-off adjustments to property and equipment resulting from the Chapter 7 bankruptcy and liquidation sale subsequent to January 29, 2000 have not been reflected in the accompanying Historical Summaries.

       Fair Value of Financial Instruments

       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires certain disclosures for financial instruments for which it is practicable to estimate the fair value. The Company's financial instruments consist of cash at stores and accrued expenses. The fair value of each of the Company's financial instruments approximates the carrying values reflected in the accompanying historical summary of assets acquired and liabilities assumed at January 29, 2000, primarily because of the short-term nature of these instruments.

       Concentration Risks

       The Company's business is dependent to a significant degree upon its ability to purchase brand-name merchandise at competitive prices. For fiscal 1999, approximately 50% of the Company's merchandise was purchased from four vendors. The loss of key vendors, such as Nike, Adidas, New Balance and Reebok, could have a material adverse effect on the Company's business.

       During fiscal 1999, approximately 81% of the Company's sales were comprised of athletic and outdoor footwear. The remaining sales were principally apparel and accessories.

       Accounting Estimates

       The preparation of historical summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

       the historical summaries and the reported amounts of revenues and direct operating expenses during the reported period. Actual results may differ from those estimates.


(3)    Property and Equipment

       Property, plant and equipment represents assets acquired and excludes all collateralized assets. Collateralized assets principally include store related fixtures, shelving and point-of-sale equipment with a historical cost basis of approximately $17.1 million. The historical summary of revenues and direct operating expenses includes depreciation and amortization for owned and collateralized assets related to direct store operations of $8.1 million and $1.2 million, respectively. Depreciation and amortization expense in the amount of $3.1 million related to the corporate assets listed below has been excluded from the historical summary of revenue and direct operating expenses as indicated in note 1. See note 8 for events subsequent to January 29, 2000 relating to collateralized assets. Property and equipment is summarized as follows (in thousands):

           Land                                               $ 1,534
           Corporate building and warehouse                     8,882
           Corporate computer systems and equipment            15,219
           Corporate furniture, fixtures and equipment          2,166
           Store facilities                                     5,942
           Store land                                           2,000
           Store furniture, fixtures and equipment             27,921
           Store leasehold improvements                        33,685
                                                              -------
                                                               97,349

           Accumulated depreciation and amortization           25,557
                                                              -------
                         Property and equipment, net          $71,792
                                                              =======

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

(4)    Accrued Expenses

       Accrued expenses consist of the current portion of the family plan and other customer obligations in the amount of $1.2 million.

       The family plan liability represents an estimated liability for JFF's "13th pair is free" promotional program. This program provides customers with a free pair of shoes at a value equal to the average purchase price of the 12 purchased pairs of shoes during a consecutive four-year period. Other customer obligations principally represent gift certificate liabilities.

       Footstar is voluntarily honoring and continuing to offer the customer promotional obligations.

(5)    Operating Lease Commitments

       The Company leases certain store facilities, land, fixtures and equipment under agreements that are accounted for as operating leases. Lease terms range from approximately 3 years to 20 years. Certain leases contain renewal options and provide for future rent increases based upon increases in the Consumer Price Index. At January 29, 2000, future annual minimum lease payments under operating leases with remaining terms in excess of one year are as follows (in thousands):

                2000                                        $ 28,583
                2001                                          28,436
                2002                                          28,863
                2003                                          28,472
                2004                                          27,363
                Thereafter                                   242,819
                                                            --------
                                             Total          $384,536
                                                            ========

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

       Certain future minimum lease payments regarding leased store fixtures and equipment have not been included in the above table as the Company has not assumed this obligation under the Agreement. See note 8 for events subsequent to January 29, 2000. Total rent expense under all operating leases was as follows (in thousands):

                Minimum rentals                                 $29,352
                Contingent rentals based on sales volume            176
                                                                -------
                                  Total                         $29,528
                                                                =======

       As of January 29, 2000, JFF was in default on certain store lease and store equipment lease agreements as a result of failing to pay rent obligations for the period November 1, 1999 to January 29, 2000. Under the terms of the Agreement, Footstar assumed such leases free of such defaults, and accordingly, does not expect these events of default and related penalties to materially impact the historical summary of revenues and direct operating expenses (see note 8).

(6)    Retirement Savings Plan

       In June 1998, JFF adopted a defined contribution retirement savings plan (the Plan) under Section 401(k) of the Internal Revenue Code. All employees at least 18 years of age who have completed one year of service with 1,000 hours or more were eligible to participate in the Plan. Employees elect contribution percentages of up to 20% of annual compensation, as well as the investment options for their contributions. JFF made matching contributions on behalf of each participant of up to 25% of the first 6% of each participant's contribution to the Plan. The Plan also allows for a supplemental matching contribution of up to 25% of the first 6% of each participant's contribution to the Plan. Matching contributions to the Plan related to employees of the Acquired Just For Feet Business were $57,000 for fiscal 1999. Employee contributions are 100% vested while company contributions are vested according to a specified scale based on years of service.

       Pursuant to the terms of the Agreement, Footstar has not assumed the Plan.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

(7)    Litigation

       During fiscal 1999 through March 15, 2000, seven lawsuits have been filed by shareholders and others (individually and on behalf of others) against JFF and certain of its employees and other third party service providers. Among other things, the suits allege that various JFF financial statements and Securities and Exchange Commission filings for the fiscal years 1995 through fiscal 1999 contained misleading financial information. JFF and the other named parties deny liability on the claims (the dollar amount of which is currently unspecified) and are vigorously defending the suits.

       In the opinion of the Company, the disposition of these lawsuits and others which may arise subsequent to March 15, 2000 relating to these allegations should not adversely affect the accompanying Historical Summaries of the Company. Pursuant to the terms of the Agreement, Footstar has not assumed any pre-closing claims or resulting liabilities from these lawsuits.

       The Company is subject to ordinary routine litigation incidental to its business. Management does not believe that the outcome of any such litigation will have a material effect on the Company's Historical Summaries. Pursuant to the terms of the Agreement, Footstar has not assumed any pre-closing claims, including the lawsuits described above.

                       THE ACQUIRED JUST FOR FEET BUSINESS
                     (Certain stores of Just For Feet, Inc.)

                          Notes to Historical Summaries

                                January 29, 2000

(8)    Subsequent Events (Unaudited)

       In connection with the Agreement, on March 7, 2000, Footstar also acquired inventories in-transit and assumed the related merchandise letters of credit in the amount of $2.3 million from JFF. Additionally, under the terms of the Agreement, Footstar purchased the inventory on hand of 12 superstores that were not part of the acquired stores. The Company purchased $8.9 million of inventory at cost from these 12 superstores. Such balances have not been reflected in the accompanying historical summary of assets acquired and liabilities assumed at January 29, 2000.

       JFF leased certain fixtures and equipment under agreements that were accounted for as operating leases. These operating leases were not assumed as part of the Agreement. Subsequent to January 29, 2000, Footstar has committed to purchase certain of these assets for approximately $1.6 million from the lienholders which were previously accounted for as operating leases. Additionally, Just For Feet, Inc.'s collateralized store fixtures and equipment were not acquired as stated in note 3. Subsequent to January 29, 2000, Footstar entered into an operating lease for certain of the previously collateralized store fixtures and equipment which require aggregate rental payments of approximately $3.6 million. The accompanying historical summary of assets acquired and liabilities assumed at January 29, 2000 excludes the fixtures and equipment purchased subsequent to January 29, 2000 and the collateralized store fixtures and equipment noted above.

       Footstar is actively pursuing the sale of the corporate headquarters building located in Birmingham, Alabama. As of May 22, 2000, no letter of intent or contract for sale has been executed.

       In addition, subsequent to January 29, 2000, the Company entered into lease agreements for stores and is negotiating for several additional store leases.

                                 FOOTSTAR, INC.
                  CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)

Overview of Acquisition

On March 7, 2000 Footstar acquired certain assets of JFF and its subsidiaries, which had filed for Chapter 11 bankruptcy protection on November 4, 1999. JFF was the leading operator of large-format superstores in the United States which specialized in brand-name athletic and outdoor footwear and apparel. The assets purchased by Footstar include 3 Just For Feet superstores, 76 Just For Feet superstore leases, 23 specialty store leases, the Just For Feet name, the Internet business and the corporate headquarters building located in Birmingham, Alabama. The net cash consideration paid for the assets was $64.2 million. Additional adjustments to the purchase price may result from closing adjustments and physical inventory counts.

Financial Statement Information

The acquisition has been accounted for under the purchase method of accounting for business combinations. Accordingly, Footstar's balance sheet for the first fiscal quarter in Form 10-Q for the period ended April 1, 2000 was filed with the SEC on May 15, 2000 and reflected the results of the acquisition. The statement of operations in Form 10-Q included the results of the Acquired Just For Feet Business from the period March 8, 2000 through the end of the first fiscal quarter. The results of operations generated from the assets acquired have been added to those of Footaction and reported as Footstar's athletic segment. The purchase price was allocated to the acquired assets and liabilities assumed, tangible and intangible. The acquired assets and liabilities assumed were predominantly inventories, fixed assets and lease obligations.

Based on preliminary purchase price allocations, the excess of the fair market value of the net assets acquired over the purchase price amounting to approximately $15.4 million was deducted from the book values of the non-current, non-monetary assets acquired. Additional adjustments to the purchase price allocation may result from the completion of an appraisal of the acquired assets, which is currently in progress. These adjustments are not expected to be material.

                                 FOOTSTAR, INC.
                  CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)

Pro forma net income and earnings per share data have not been disclosed since Footstar is unable to avoid the use of forward-looking information and assumptions in order to meaningfully present the effect of the acquisition on Footstar's operations. The JFF historical results for the fiscal year ended January 29, 2000 include the effects of transactions and estimates which are related either directly or indirectly, to its liquidation proceedings under Chapter 7. As such, Footstar cannot accurately determine the operating results which would have resulted had the liquidation process not been initiated and the assets been acquired by Footstar effective January 1, 1999.

Pro Forma Revenues

For the same reasons as expressed above, the pro forma sales are not necessarily indicative of the results of Footstar had the JFF assets been acquired at the beginning of the periods presented, nor necessarily indicative of the sales in future periods. Following is a schedule of pro forma sales for fiscal 1999:

    (in millions)                                         Fiscal Year 1999
--------------------------------------------------------------------------------
                                    The Acquired
                                   Just For Feet    Pro Forma          Pro Forma
                   Footstar, Inc.       Business   Adjustment       Consolidated
--------------------------------------------------------------------------------

      Net sales          1,880.0           469.3         10.9            2,360.2
--------------------------------------------------------------------------------

The pro forma adjustment converts the Acquired Just For Feet Business net sales from their fiscal calendar to Footstar fiscal calendar. This was accomplished by removing January 2000 sales of $23.1 million and adding January 1999 sales of $34.0 million.